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                                                                   Exhibit 10.19


                              [CARDIOGENESIS LOGO]

                    CONFIDENTIALITY AND INTELLECTUAL PROPERTY
                                    AGREEMENT

     Cardiogenesis (the "Company") is dedicated to a policy of exerting a significant influence in its chosen fields through technical innovation and creative administration and marketing. The competitive success of this policy depends to a large extent on the Company's ability to capitalize on the creative talents of its employees and to maintain a free flow of pertinent information among its employees.

     For this reason, all employees are requested to sign the following Agreement under which:

     (I) Requirements are specified for avoiding conflicting outside activities while the employee is associated with the Company as an employee,

     (II) The Company is assured of disclosure of an exclusive rights to ideas, works and inventions which relate to Company business,

     (III) The Company is protected against unauthorized disclosure of confidential information of the Company or other persons and against post-employment retention of Company records,

     (IV) Former Company employees are prohibited from soliciting other Company employees for one year,

     (V) The Company's policy of "at will" employment is confirmed and a mechanism is established for resolution of any disputes between the Company and an employee.

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                                    AGREEMENT

In part consideration of my employment or continued employment by Cardiogenesis, a California corporation, or by any of its affiliates (hereinafter collectively referred to as the "Company"), and effective as of the date that said employment first commenced, I agree that:

I.   Time Commitment and Conflict of Interest

     A.   Time Commitment

     During the term of my employment, in order to help ensure that I devote most of my professional energies to the Company, I will not, without the prior written approval of the President of the Company, engage in any other professional employment or consulting.

     B.   Conflict of Interest

     During the term of my employment, I will not, without the prior written approval of the President of the Company, directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company, except that I may invest to an extent not exceeding one percent of the total outstanding shares in each of one or m ore companies whose shares are listed on a national securities exchange or quoted daily by NASDAQ.

     I represent that my performance of all the terms of this Agreement and my work for the Company does not and will not breach any invention assignment or proprietary information agreement with any former employer or other party or create any conflict of interest with anyone. I agree that I will not disclose to the Company or use for the benefit of the Company any confidential information derived from sources other than employment with the Company. In these regards, I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. I agree that if I am in doubt as to the confidential status of any information, or if any information is alleged to be proprietary, I will refer to the management of the Company the question of whether such information is available for disclosure and use for the benefit of the Company.

     I will not enter into any agreement with any other person or entity, either written or oral, in conflict with the terms of this Agreement.

II.  Disclosure and Assignment to Company of Inventions

     A.   Disclosure to Company of Inventions

     Except as provided in the next sentence, I will disclose in confidence promptly to the Company any ideas, inventions, works of authorship (including but not limited to computer programs, software, logic design, and documentation), improvements, or discoveries, whether or not paten table or copyrightable ("Work Product"), which during the term of my employment, whether or not in the course

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of my employment, I may conceive, make, develop, work on, or first reduce to practice, in whole or in part, either solely or jointly with others, whether or not reduced to drawings, written description, documentation, models, or other tangible form. The disclosure requirement of the preceding sentence shall not apply to Work Product (a) for which no equipment, supplies, facilities, or trade secrets information of the Company was used, (b) which was developed entirely on my own time, (c) which does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development, and (d) which does not result from any work performed by me for the Company. Thus, the only Work Product not required to be disclosed to the Company is Work Product satisfying all four conditions (a), (b), (c), and (d) above; such Work Product not required to be disclosed to the Company is hereinafter referred to as "Personal Work Product". I agree that if I am in doubt as to whether any given Work Product must be disclosed to the Company by the terms of this Agreement, I will refer such question to the management of the Company.

     B.   Assignment to Company of Inventions

     I agree that all Work Product other than Personal Work Product shall forthwith and without further consideration become, and hereby without further action, is the exclusive property of the Company, its successors, and assigns. I hereby assign to the Company all patents, copyrights, mask works or other statutory or common law protections in any and all countries for the Work Product required to be disclosed under this Agreement, except Personal Work Product. [Notice is hereby given hat the foregoing inventions assignable to the Company do not include any invention which qualifies fully for exemption under
Section 2870 of the California Labor Code.] I hereby appoint the Company's Secretary or any other officer of the Company as my attorney-in-fact and agent to execute all documents required or appropriate to perfect or enforce all rights assigned under this Agreement.

     I will assist the Company in every proper way, including the signing of any and all papers, authorizations, applications, and assignments, the making and keeping of proper records, and the giving of evidence and testimony (all entirely at the Company's expense), to obtain and to maintain for the use and benefit of the Company or its moninees patents, copyrights, mask works or other form of protection, in all countries, for any and all Work Product other than Personal Work Product. My obligations under this Section IIB will extend beyond the termination of my employment with the Company.

     As a matter of record, I have filled out, and have been given sufficient time to fill out, the following Schedule A which contains a complete list of all ideas, inventions, works, improvements, and discoveries, patented and unpatented, copyrighted and not copyrighted, which I completed prior to my employment and which I desire to have specifically excluded from the operation of Sections IIA and IIB of this Agreement.

III. Non-disclosure and Retention of Certain Company Information

     A.   Non-disclosure of Company Confidential Information

     I will regard and preserve as confidential and will not divulge to "unauthorized persons" as defined below, or use or authorize or encourage persons who are under my direction or supervision to use for any unauthorized purposes, either during or after the term of my employment, any information, matter, or thing of secret, confidential, or private nature connected with the business of the Company or any of its

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suppliers, customers or their affiliates without the written consent of the
President of the Company until such time as such information otherwise becomes public knowledge or is disclosed to me without restriction as a matter of right by a third party not affiliated with or working for the Company. Included within the meaning of the foregoing are matters of a technical nature, such as know-how, formulae, computer programs, software, logic design, and documentation, secret processes or machines, inventions and research projects; matters of a business nature, such as information about costs, profits, markets, sales, customers, suppliers, and employees (including salary, evaluation, and other personnel data); plans for further development; and any other information of a similar nature. In these regards, although certain information or technology may be generally known in the relevant industry, the fact that the Company uses same, and how the Company uses same, may not be so known and therefore is subject to non=disclosure and non-use. Furthermore, the fact that various fragments of information or data may be generally known in the relevant industry does not mean that the manner in which the Company combines them and the results obtained thereby are so known and in such instance are also subject to non-disclosure and non-use. An "unauthorized person" is (i) any person with such a need but who is not obligated both to similarly maintain such information in confidence and use such information only for a Company-authorized purpose.

     Excluded from the restrictions of this Section IIIA is information known to me prior to its disclosure to me by the Company. I agree that before making any disclosure or use of confidential information not previously approved in writing by the President of the Company in reliance upon the foregoing exclusion or the fact that the information is public knowledge (other than through the Company's own public disclosure) or has been disclosed to me without restriction as a matter or right by a third party, I will give the Company at least ten (10) business days prior written notice specifying the applicable reason and the circumstances giving rise thereto. I shall have the burden of proving by clear and convincing evidence that the given reason applies to such information under such circumstances.

     B.   Retention of Company Data and Records

     I understand and agree that all data and records coming into my possession or kept by me in connection with my employment, including, without limitation, notebooks, drawings and blueprints; computer programs, software, logic design, and documentation; bulletins, parts lists, reports, and customer lists; production, cost, purchasing, and marketing information; and employment data, including policies and salary information, are the exclusive property of the Company. I agree to return to the Company all originals and copies of such data and records upon termination of my employment for any reason, unless specific written consent is obtained from the President of the Company to retain any such data or records.

IV.  Non-solicitation of Employees:

     During my employment with the Company and for a period of one year after the termination of my employment with the Company for any reason, in order to enable the Company to maintain a stable work force and to operate its business, I agree that I will not solicit or encourage (nor will I direct or encourage anyone under my authority or control to solicit or encourage) any of the Company's employees to work elsewhere.

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V.   At -Will Employment and Arbitration

     A.   At Will Employment

     I am free to terminate my employment with the Company at any time, with or without a reason, and the Company has the right to terminate my employment at any time, with or without reason. Although the Company may choose to terminate my employment for cause, cause is not required. This is called "at-will" employment. The policy of at-will employment may be changed only in writing signed by the President. This Agreement shall not be altered or terminated by changes in duties, compensation or other circumstances of my employment.

     B.   Arbitration

     Any legal dispute between me and the Company arising out of my employment or termination of employment or this agreement shall be settled by binding arbitration in Orange County, California, before the Judicial Arbitration and Mediation Services, Inc. (JAMS), following the JAMS Rules of Practice and Procedure. This includes, but is not limited to, any and all claims arising out of my employment with the Company or the termination of that employment. This includes any claims I may make relating to alleged discrimination or harassment during my employment based on race, color, national origin, religion, disability, age, gender or sexual orientation, any claims relating to compensation (wages, bonuses, commissions, benefits, etc.) and any claims under federal, state or local laws or regulations relating to terms and conditions of employment. This also includes any claims for wrongful discharge, fraud, misrepresentation, intentional or negligent infliction of emotional distress and any claims that the Company has dealt with me unfairly or in bad faith. I UNDERSTAND THAT BY AGREEING TO ARBITRATE SUCH DISPUTES I AM WAIVING ANY RIGHT I MIGHT OTHERWISE HAVE TO A JURY TRIAL. This arbitration provision is not intended to modify or limit my substantive rights or the remedies available to me or to the Company, including the right to seek interim relief, such as injunction or attachment, through judicial process, which shall not be deemed a waiver of the right to demand and obtain arbitration. A copy of the JAMS rules may be obtained by calling JAMS at 1-800-352-JAMS.

/s/ MQ (Initial)

     C.   Miscellaneous

     I hereby authorize the Company to disclose this Agreement and my responsibilities hereunder to any person or entity, including, without limitation, my future employers or clients.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of California for contracts entered into in California between California residents. The invalidity or unenforceability of any provision(s) of this Agreement under particular facts and circumstances shall not affect the validity or enforceability either of other provisions of this Agreement or, under other facts and circumstances, of such provision(s). In addition, such provision(s) shall be reformed to be less restrictive if under such facts and circumstances they would then be valid and enforceable. The headings in this Agreement are solely for convenience and shall not be considered in its interpretation. This Agreement shall be binding upon my heirs, executors, administrators, and personal representatives and shall inure to the benefit of the Company and its successors or assigns.

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                    CONFIDENTIALITY AND INTELLECTUAL PROPERTY
                                    AGREEMENT

     This Agreement constitutes my entire agreement and understanding with the Company concerning its subject matter. It merges with and supercedes the provisions of all previous agreements and understandings, whether written, oral, or implied, that I have made with the Company. This Agreement may be amended or waived only In writing signed by myself and the President of the Company. I UNDERSTAND THAT THIS AGREEMENT IS EFFECTIVE AS OF THE DATE MY EMPLOYMENT WITH THE COMPANY COMMENCED OR WILL COMMENCE

                                    Employee

                                            /s/ MICHAEL QUINN
Date: 10/30/05                              ------------------------------------
                                            Signature

                                            MICHAEL QUINN
                                            ------------------------------------
                                            Printed Name

WITNESSED BY:

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Accepted this 31st day, October, 2005

CardioGenesis, Corp.

By: /s/ ED MUSOLFF
    --------------------------

    ED MUSOLFF
    --------------------------
    Printed Name and Title

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                              [CARDIOGENESIS LOGO]

                                  CARDIOGENESIS
                        Receipt of the Employee Handbook

This Employee Handbook is intended to set forth, for the benefit of its employees, primary provisions of the benefit plans and the policies, procedures, rules and regulations of Cardiogenesis. The Employee Handbook is located on the Public Folders under Human Resources/Policies and Procedures and is available for review at any time to all employees.

The Company expects to periodically review all of the provisions and contents of this Employee handbook. The Company reserves the right to change any stated policies, procedures, or other terms, upon advance notice to employees, either by issuance of a supplementary sheet to this Employee Handbook, or by posting of such change on the Public Folders.

The undersigned employee hereby acknowledges and agrees to the following:

- That my employment with Cardiogenesis is at-will, and therefore, my employment and compensation can terminate, with or without cause, and with or without notice, at any time, at my option or the Company's option.

- That this at-will employment relationship will remain in effect throughout my employment with the Company, or any of its parent or affiliated companies, unless it is modified by a specific, express written employment contract executed by me and by a senior officer of the Company on its behalf.

- That I have read the Employee Handbook, understand its contents, and agree to conform to all of the policies, procedures, rules and regulations of the Company described in the Employee Handbook and if I have any questions regarding the content or interpretation of the Handbook, I will discuss them with my immediate manager or Human Resources.

/s/ MICHAEL QUINN
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Employee Signature                                      Date 10/30/05

MICHAEL QUINN
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Print Name